Exhibit 99.1

Investor Contact
ADPT Corporation
Investor Relations
Investor_Relations@adptco.com
(408) 957 - 7811

ADPT Corporation Changes Name to Steel Excel Inc. and Completes Reverse/Forward Stock Split

MILPITAS, Calif., October 3, 2011 – ADPT Corporation (Other OTC: ADPT.PK) (the “Company”) announced today that it has changed its name from ADPT Corporation to Steel Excel Inc.  The Company has applied for a new ticker symbol for its shares of common stock for trading on the Pink Sheets.  Until such time as the new ticker symbol is effective, shares of the Company’s common stock will continue to trade under its existing ticker symbol.

The Company also announced that it has completed its previously announced reverse stock split of its common stock at a ratio of 1-for-500 (the “Reverse Split”) and a forward stock split of its common stock at a ratio of 50-for-1 (the “Forward Split,” and together with the Reverse Split the “Reverse/Forward Split”).  Following the Reverse/Forward Split, which was effective after the close of business on October 3, 2011, stockholders holding 500 or more of old shares of the Company’s common stock have become entitled to one new share of the Company’s common stock in exchange for 10 of their old shares.  Such stockholders have also become entitled to a cash payment for any fractional shares resulting from such exchange, which they will receive, together with the new shares, upon surrendering their old shares to the Company’s transfer agent, Registrar and Transfer Company.  Following the Reverse Split, stockholders holding less than 500 old shares of the Company’s common stock have become entitled to a cash payment in exchange for their old shares.  The cash payment that each cashed out stockholder or remaining stockholder is eligible to receive is based upon such stockholder’s pro rata share of the total net proceeds received in the sale of the aggregated fractional shares by the Company’s transfer agent at prevailing prices on the open market.  This stock sale may take several days to complete.  For more information regarding the Reverse/Forward Split, please refer to the Proxy Statement relating to the Company’s stockholder meeting held on May 25, 2011 that was previously mailed to stockholders.

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements such as “will,” “believe,” “are projected to be” and similar expressions are statements regarding future events or the future performance of the Company, and include statements regarding projected operating results. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include, but are not limited to: the Company's ability to identify suitable acquisition candidates or business and investment opportunities; the ability to realize the benefits of our net tax operating losses; the possibility of being deemed a “shell company” under the federal securities laws, which may adversely impact our ability to offer our stock to officers, directors and consultants, and would likely increase the costs of registration compliance following the completion of a business combination; the possibility of being deemed an investment company under the Investment Company Act of 1940, as amended, which may make it difficult for us to complete future business combinations or acquisitions; the potential need to record additional impairment charges for long-lived assets or marketable securities based on current market conditions; the necessity to record material tax provisions or pay additional tax payments in the future as a result of estimates for tax provisions that materially differ from actual outcomes and tax audits and redetermination by the United States and foreign taxing authorities in which we operate or formerly operated; the ability to reduce our operating costs; general economic conditions and our expected liquidity in future periods. For a more complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Transition Report on Form 10-K for the nine month period ended December 31, 2010 on file with the Securities and Exchange Commission. Except as required by law, we assume no obligation to update any forward-looking information that is included in this release.